SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2007

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STANDARD MANAGEMENT CORPORATION

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(Exact Name of Registrant as Specified in its Charter)

Indiana                                                        0-20882                                                          35-1773567

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(State or other jurisdiction                   (Commission File Number)                              (IRS Employer

  of incorporation)                                                                                                      Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana

46280

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(Address of principal executive offices)                                                                                 (Zip Code)

Registrant's telephone number, including area code                     (317) 574-6200

Not Applicable

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

               On April 27, 2007, Universal HealthCare Company, LLC (“UHCC”), a subsidiary of the Registrant,  entered into a Stock Purchase Agreement (the “Agreement”) with In-House Pharmacies, Inc. (“In-House”), and Jon R. Kurtin and Ralph M. Defay. Mr. Kurtin and Mr. Defay are the shareholders of In-House.  Pursuant to the Agreement, UHCC will purchase from Mr. Kurtin and Mr. Defay all of the outstanding shares of In-House. The Registrant expects the acquisition to close in May 2007.

In-House

               In-House engages in business as a closed-door pharmacy system, serving patients in a supervised residential setting needing specialized services.  In-House also operates a central prescription filling system for patients on maintenance prescriptions or other recurring customers.

Consideration

               The purchase price for the outstanding shares of In-House will be $19,000,000, consisting of $18,013,600 in cash and a secured promissory note for $986,400.  Of the cash portion of the purchase price, $300,000 has been advanced by the Registrant as a nonrefundable deposit, $1,172,600 will be escrowed for two years and the balance will be paid at closing.

               The secured note will bear interest at a rate equal to 16% per annum. Interest will be payable monthly. The principal will be due on the second anniversary of the closing. The note is secured by certain personal property of In-House and a pledge of all the shares of In-House acquired by UHCC.

Material Conditions to Completion of the Acquisition

               UHCC’s obligation to complete the acquisition is subject to certain customary conditions, including:

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Performance of certain covenants by In-House;

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Accuracy of representations and warranties made by In-House;

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No injunctions or restraining orders restricting completion of the acquisition;

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No material adverse events affecting the business of In-House having occurred; and

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Certain required permits having been obtained.

               In-House’s obligation to complete the acquisition is also subject to certain customary conditions, including:

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Performance of certain covenants by UHCC;

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Accuracy of representations and warranties made by UHCC;

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No injunctions or restraining orders restricting completion of the acquisition; and

•

Certain required permits having been obtained.

Consulting Agreements

               In connection with the acquisition, Mr. Kurtin and Mr. Defay will enter into consulting agreements with   In-House.

               Mr. Kurtin’s consulting agreement will have a term of six months commencing at the closing of the acquisition. Mr. Kurtin will be paid $100 per hour for his services.

               Mr. Defay’s consulting agreement will have a term ending on the later of the first anniversary of the closing of the acquisition and will thereafter renew automatically unless sooner terminated by either party. Mr. Defay will be paid a fee of $50,000 per year for his services.

               Each of Mr. Kurtin and Mr. Defay will agree not to compete with In-House within a radius of 125 miles of San Diego, California, for a period of three years after the closing of the acquisition.

               The above description is only a summary of the material terms of the Agreement.  The Company intends to file the Agreement as an exhibit either to a Current Report on Form 8-K upon consummation of the transaction or with its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

Item 9.01      Financial Statements and Exhibits.

(d)

Exhibits

               99.1     Press release dated May 1, 2007 announcing the execution of the In-House

               Pharmacies Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By: ___________________________
Name: Ronald D. Hunter
Title: Chairman, President and Chief Executive Officer

Dated:

May 1, 2007